As filed with the Securities and Exchange Commission on February 7, 2013

No. 333-

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________________

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

___________________________

Delaware	2834	45-0567010
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

437 S. Hwy 101, Suite 209

Solana Beach, CA 92075

(858) 433-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Mark L. Baum

Chief Executive Officer

437 S. Hwy 101, Suite 209

Solana Beach, CA 92075

(858) 433-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Steven G. Rowles, Esq. Jeannette V. Filippone, Esq. Morrison & Foerster LLP 12531 High Bluff Drive, Suite 100 San Diego, California 92130 Tel: (858) 720-5100 Fax: (858) 720-5125	Kevin Friedmann, Esq.
Marc A. Jones, Esq.
Richardson & Patel LLP
405 Lexington Avenue, 49th Floor
New York, New York 10174
Tel: (212) 561-5559
Fax: (917) 591-6898

 __________________________

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  X .     Registration No. 333-182846

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer .	Accelerated filer .

Non-accelerated filer . (Do not check if a smaller reporting company)	Smaller reporting company X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(2)
Common Stock	$1,334,004	$181.96
Total:	$1,334,004	$181.96

(1)  Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(2) Represents only the additional amount of securities being registered. The Registrant previously registered an aggregate of $9,774,996 of its shares on the Registrant’s Registration Statement on Form S-1 (File No. 333-182846) declared effective on February 7, 2013, for which a filing fee was previously paid.

The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to increase the dollar amount of securities registered under the registration statement on Form S-1 (Registration No. 333-182846) declared effective on February 7, 2013 (the “Initial Registration Statement”), by $1,334,004 pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the Initial Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description of Exhibit
5.1	Opinion of Morrison & Foerster LLP (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm, KMJ Corbin & Company LLP (filed herewith)
23.2	Consent of Morrison & Foerster LLP (including in Exhibit 5.1)
24.1	Power of Attorney (previously filed on the signature page to the Registration Statement on Form S-1 (File No. 333-182846) filed with the SEC on July 25, 2012)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Solana Beach, State of California, on February 7, 2013.

IMPRIMIS PHARMACEUTICALS, INC.

	By:	/s/ Mark L. Baum
Date: February 7, 2013		Mark L. Baum, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Mark L. Baum		Chief Executive Officer and Director	February 7, 2013
Mark L. Baum, Esq.		(Principal Executive Officer)

/s/ Andrew R. Boll		Vice President of Accounting and Public Reporting	February 7, 2013
Andrew R. Boll		(Principal Accounting & Financial Officer)

/s/ Jeffrey J. Abrams*		Director	February 7, 2013
Jeffrey J. Abrams, M.D.

/s/ Paul Finnegan*		Director	February 7, 2013
Paul Finnegan, M.D., M.B.A.

/s/ Robert J. Kammer*		Chairman of the Board of Directors	February 7, 2013
Robert J. Kammer, D.D.S.

*By:	/s/ Mark L. Baum
Mark L. Baum
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Morrison & Foerster LLP (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm, KMJ Corbin & Company LLP (filed herewith)
23.2	Consent of Morrison & Foerster LLP (including in Exhibit 5.1)
24.1	Power of Attorney (previously filed on the signature page to the Registration Statement on Form S-1 (File No. 333-182846) filed with the SEC on July 25, 2012)